Exhibit 99.1

Contacts:	For Media:	Randolph Clerihue
(212) 578-5061

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE STATEMENT ON PRELIMINARY SIFI DESIGNATION

NEW YORK, Sept. 4, 2014 – MetLife, Inc. (NYSE: MET) Chairman, President and Chief Executive Officer Steven A. Kandarian issued the following statement today after the Financial Stability Oversight Council (FSOC) notified the company that it has been preliminarily designated a non-bank Systemically Important Financial Institution (SIFI):

“MetLife strongly disagrees with the Financial Stability Oversight Council’s preliminary designation of MetLife as a SIFI.

“MetLife is not systemically important under the Dodd-Frank Act criteria. In fact, MetLife has served as a source of financial strength and stability during times of economic distress, including the 2008 financial crisis.

“The current regulatory system oversees a stable industry that pays out more than $500 billion every year. Imposing bank-centric capital rules on life insurance companies will make it more difficult for Americans to buy products that help protect their financial futures. At a time when government social safety nets are under increasing pressure and corporate pensions are disappearing, the goal of public policy should be to preserve and encourage competitively priced financial protection for consumers.

“MetLife is not ruling out any of the available remedies under Dodd-Frank to contest a SIFI designation.”

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results. Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

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